EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Reoffer Prospectus of PetMed Express, Inc. of our reports dated May 24, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of PetMed Express, Inc., appearing in the Annual Report on Form 10-K of PetMed Express, Inc. the year ended March 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Reoffer Prospectus.

/s/ RSM US LLP
Fort Lauderdale, Florida
February 9, 2023